UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Date of Report (Date of earliest event reported): February 24, 2009

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

ENVIROKARE TECH, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-26095	88-0412549

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

641 Lexington Avenue, 14th Floor New York, New York	10022

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 634-6333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

             On February 24, 2009, the Registrant intended to file a Form 15 with the Securities and Exchange Commission ("SEC") to terminate the registration of its common stock under the Securities Exchange Act of 1934, as amended (the "Act").  The Company anticipates the termination of registration will become effective 90 days following the filing of the Form 15 with the SEC.  However, the Company's obligation to file certain periodic reports and forms with the SEC will immediately be suspended upon filing of the Form 15.  The Company is submitting written notice of its Form 15 filing to the Financial Industry Regulatory Authority ("FINRA") Compliance Unit, which oversees companies whose shares are quoted on the Over the Counter Bulletin Board ("OTCBB").

Item 7.01  Regulation FD Disclosure

             On February 24, 2009, Envirokare Tech, Inc. issued a press release announcing its intention to voluntarily terminate its registration as a public company with its common stock no longer quoted on the OTC Bulletin Board.  The press release is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 7.01.  The press release is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Registrant.

 Item 9.01  Financial Statements and Exhibits

             Exhibit 99.1 - Envirokare Tech, Inc. Announces Intention to Voluntarily Delist Common Stock from the OTCBB and Terminate Registration as a Public Company

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 24, 2009	Envirokare Tech, Inc.

/s/ George E. Kazantzis

George E. Kazantzis, President, COO and Principal Financial Officer